Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

Monthly Period ended                    2/28/2006
Distribution Date                       3/15/2006
All amounts in Thousands of Pounds Sterling except where otherwise stated


                                                             -----------------------------------------------------------------
                                                                        Allocated to        Allocated to Investor Interest
1  Sources of funds                                              Total   Transferor       Total     Series 05-A    Series 05-B
                                                             -----------------------------------------------------------------
   Principal Collections                                       998,942      451,482      547,460        273,658        273,802
   Finance Charge Collections                                   80,189       36,242       43,947         21,968         21,979
                                                             -----------------------------------------------------------------
   Total Funds Received                                      1,079,131      487,724      591,407        295,626        295,781
                                                             -----------------------------------------------------------------

                                                             -----------------------------------------
2  Application of Principal Collections                          Total     Series 05-A     Series 05-B
   Investor Percentage of Principal Collections                547,460         273,658         273,802
   deduct:
   Utilised Retained Principal Collections
               allocable to Class C                                  0               0               0
               allocable to Class B                                  0               0               0
   Transferred to Series Collections Ledger                          0               0               0
   Shared Principal Collections                                      0               0               0
                                                             -----------------------------------------
   Cash Available for Acquisition                              547,460         273,658         273,802
                                                             =========================================

                                                             -----------------------------------------
3  Application of Finance Charge Collections                     Total     Series 05-A     Series 05-B
   Investor Percentage of Finance Charge Collections            43,947          21,968          21,979
   deduct:
   Trustee payment amount                                            1            0.40            0.40
   Issuer Costs & Loan Note Issuer Costs                            22              11              11
   Monthly Distribution Amounts                                 10,457           5,212           5,245
   Servicing fee payable to RBS                                  1,807             903             904
   Cash Management fee payable to RBS                                1            0.50            0.50
   Investor Default Amount                                      14,156           7,076           7,080
   Expenses loan principal and interest                             --              --              --

   Available Spread                                             17,503           8,765           8,739
                                                             -----------------------------------------



4  Payments in respect of the Securities

   Series 05-A
                                                             -----------------------------------------
                                                               Class A         Class B         Class C
                                                              USD 000s        USD 000s        USD 000s
   Balance at 15 February 2006                               2,175,000         175,000         150,000
   Principal repayments on 15 March 2006                            --              --              --
                                                             -----------------------------------------
   Balance carried forward on 15 March 2006                  2,175,000         175,000         150,000
                                                             -----------------------------------------

   Interest due on 15 March 2006                                 7,765             647             571
   Interest paid                                                (7,765)           (647)           (571)
                                                             -----------------------------------------
   Interest unpaid                                                  --              --              --
                                                             =========================================

                                                             ------------------------------------------------------------------
   Series 05-B                                               Class A-1  Class A-2   Class A-3   Class B-3  Class C-1  Class C-3
                                                              USD 000s   EUR 000s    GBP 000s    GBP 000s   USD 000s   GBP 000s

   Balance at 15 February 2006                                 435,000    450,000     700,000     101,000     42,000     63,000
   Principal repayments on 15 March 2006                            --         --          --          --         --         --
                                                             ------------------------------------------------------------------
   Balance carried forward on 15 March 2006                    435,000    450,000     700,000     101,000     42,000     63,000
                                                             ------------------------------------------------------------------

   Interest due 15th March 2006                                  4,939        884       8,179       1,222        514        794
   Interest paid                                                (4,939)      (884)     (8,179)     (1,222)      (514)      (794)
                                                             ------------------------------------------------------------------
   Interest unpaid                                                  --         --           --         --         --         --
                                                             ==================================================================



5  Transaction Accounts and Ledgers

                                                             --------------------------------------------
   Reserve Account                                               Total     Series 05-A        Series 05-B
   ---------------
   Required Reserve Amount                                          --              --                 --
                                                             --------------------------------------------
   Balance at 15 February 2006
                                                                    --              --                 --
   Transfer in/out this period                                      --              --                 --
   Interest earned                                                  --              --                 --
                                                             --------------------------------------------
   Balance carried forward on 15 March 2006                         --              --                 --
                                                             ============================================
   Spread Account
   --------------
   Required Spread Account Amount                                   --              --                 --
                                                             --------------------------------------------
   Balance at 15 February 2006
                                                                    --              --                 --
   Transfer in/out this period                                      --              --                 --
   Interest earned                                                  --              --                 --
                                                             --------------------------------------------
   Balance carried forward on 15 March 2006                         --              --                 --
                                                             ============================================
   Principal Funding Account
   -------------------------
   Balance at 15 February 2006                                      --              --                 --
   Transfer in/out this period                                      --              --                 --
   Interest earned                                                  --              --                 --
                                                             --------------------------------------------
   Balance carried forward on 15 March 2006                         --              --                 --
                                                             ============================================


6  Subordination Percentages

                                                             ----------------------------------------------------------------------
                                                                          Series 05-A                        Series 05-B
                                                                 Original           Current          Original          Current
                                                             (pound)000     %   (pound)000   %   (pound)000   %    (pound)000   %
   Class A Investor Interest                                  1,257,225    87%   1,257,225   87%  1,257,568   87%   1,257,568   87%
   Class B Investor Interest                                    101,156     7%     101,156    7%    101,000    7%     101,000    7%
   Class C Investor Interest                                     86,705     6%      86,705    6%     87,277    6%      87,277    6%
                                                             ----------------------------------------------------------------------
   Total Investor Interest                                    1,445,087   100%   1,445,087  100%  1,445,845  100%   1,445,845  100%
                                                             ----------------------------------------------------------------------

7  Assets of the Trust

                                                             ----------
                                                             (pound)000
   Total receivables at 28 February 2006                      5,212,805

   Aggregate amount of receivables that, as at
   28 February 2006 were delinquent by:          30-59 days     223,596
                                                 60-89 days      68,971
                                                90-179 days      50,426
                                           180 or more days     289,908
                                                             ----------

8  Material Changes

   New Issuance during period                                      NONE

   Material modifications to pool asset terms                      NONE

   Material modifications to origination policies                  NONE

   Material breaches of pool asset representations,
   warranties or covenants                                         NONE

9  Trigger Information

   Series Pay Out Events                                           NONE

   Trust Pay Out Events                                            NONE

10 Other Material Information that would be reportable on form 10-Q

   Legal Proceedings                                               NONE

   Changes in Securities                                           NONE

   Submission of Matters to a Vote of Security Holders             NONE

   Other Information                                               NONE

   IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of March, 2006

   _________________________
   The Royal Bank of Scotland plc, as Servicer
   Colin Baillie
   Chief Financial Officer, Cards Business